UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2020

Riviera Resources, Inc.

(Exact name of registrant specified in its charter)

Delaware	333-225927	82-5121920
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 1700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 24, 2020, Riviera Resources, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The proposal voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on this proposal, please see our Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on May 14, 2020.

Proposal 1 — Election of Directors

David B. Rottino, Evan Lederman, Joseph A. Mills, Win Rollins and Thanasi Skafidas were elected to continue to serve as the Company’s directors until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Votes regarding the persons elected as directors were as follows:

Nominee	For	Withheld	Broker Non-Votes
David B. Rottino	47,281,326	2,334,383	5,955,880
Evan Lederman	49,201,847	413,862	5,955,880
Joseph A. Mills	49,464,488	151,221	5,955,880
Win Rollins	49,412,798	202,911	5,955,880
Thanasi Skafidas	49,414,327	201,382	5,955,880

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 30, 2020

RIVIERA RESOURCES, INC.

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	President and Chief Executive Officer